TECH 9 INC.

FINANCIAL STATEMENTS

Date of Inception (January 11, 2013) to May 31, 2013

(Amounts expressed in US Dollars)

Schwartz Levitsky Feldman llp

CHARTERED ACCOUNTANTS

LICENSED PUBLIC ACCOUNTANTS

TORONTO • MONTREAL

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Tech 9 Inc.

We have audited the accompanying balance sheet of Tech 9 Inc. as at May 31, 2013 and the related statements of operations, comprehensive income, stockholders' equity, and cash flows for the period from inception (January 11, 2013) to May 31, 2013.  These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal controls over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the  financial statements referred to above present fairly, in all material respects, the financial position of Tech 9 Inc. as at May 31, 2013 and the results of its operations and its cash flows for the period from inception (January 11, 2013) to May 31, 2013 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the financial statements, the continuance of the Company is dependent upon its ability to obtain financing and upon future profitable operations. This raises substantial doubt about it ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

“SCHWARTZ LEVITSKY FELDMAN LLP”

Toronto, Ontario, Canada	Chartered Accountants
December 5, 2013	Licensed Public Accountants

2300 Yonge Street, Suite 1500, Box 2434

Toronto, Ontario M4P 1E4

Tel:  416 785 5353

Fax:  416 785 5663

TECH 9 INC.

BALANCE SHEET AS AT MAY 31, 2013
(Amounts expressed in U.S. Dollars)

ASSETS

Current Assets
Cash	$12,873
Deferred costs (Note 12)	8,070
Accounts Receivable	185,041

Total Current Assets	205,984
EQUIPMENT (Note 3)	37,015

Total Assets	$242,999

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$139,896
Income Tax Payable	5,833
Current portion of Obligation under capital lease (Note 10)	7,516
Due to related parties (Note 4)	15,798

Total current liabilities	169,043

OBLIGATION UNDER CAPITAL LEASE (Note 10)	42,989

Total Liabilities	212,032

Stockholders’ Equity
Capital stock (Note 5)	200
Accumulated other comprehensive loss	(1,031)
Retained earnings	31,798

30,967

Total liabilities and stockholders’ equity	$242,999

Going Concern (Note 1)
Related Party Transactions (Note 4)

Commitment and Contingencies (Note 13)

Subsequent Events (Note 14)

Economic Dependence (Note 11)

Approved on behalf of the Board

__________________________ Director

__________________________ Director

The accompanying notes are an integral part of the financial statements.

TECH 9 INC.
STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO MAY 31, 2013
(Amounts expressed in U.S. Dollars)

Sales
Products	$280,700
Services	88,297
368,997
Cost of sales
Products	225,735
Services	42,277
268,012

Gross profit	100,985
Operating expenses:
Consulting and professional	$50,580
General and administrative	5,660
Depreciation	7,114
63,354

Net income before taxes	37,631
Income tax expense (Note 8)	(5,833)
Net income	31,798
Foreign exchange translation adjustment	(1,031)
Comprehensive income	$30,767

Weighted average number of common shares outstanding-basic and diluted	144
Earnings per share - basic and diluted	$220.82

The accompanying notes are an integral part of the financial statements.

TECH 9 INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO MAY 31, 2013
(Amounts expressed in U.S. Dollars)

Cash Flows from Operating Activities:
Net income	$31,798
Depreciation	7,114
Changes in non-cash working capital:
Increase in accounts receivables	(185,041)
Increase in accounts payable and accrued liabilities	139,896
Increase in income tax payable	5,833
Net Cash provided in Operating Activities	(400)

Cash Flows from Investing Activities:
Repayment of lease for purchase of vehicle*	(419)
Net Cash used by Investing Activities	(419)

Cash Flows from Financing Activities:
Proceeds from issuance of shares	200
Advances from related parties*	14,544
Net Cash Provided By Financing Activities	14,744

Effects of foreign currency exchange rate changes	(1,052)

Net Increase (Decrease) in Cash	12,873
Cash at beginning of the period	-
Cash at end of the year	$12,873

Supplemental information:
Income tax paid	Nil
Interest paid	175

* Excludes the purchase of  vehicle and obligation under capital lease being  non- cash transactions. Also excludes deferred costs relating to sales taxes, vehicle maintenance, and vehicle trade-in by a related party being non- cash transactions.

The accompanying notes are an integral part of the financial statements.

TECH 9 INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2013) TO MAY 31, 2013
(Amounts expressed in U.S. Dollars)

				Accumulated
	Number of			Other
	common	Capital	Retained	Comprehensive
	shares	stock	Earnings	loss	Total
		$	$	$	$
Issue of shares for cash	100	100	-	-	100
Issue of shares for cash	100	100	-	-	100
Net income			31,798		31,798
Foreign currency translation				(1,031)	(1,031)
Balance as at May 31, 2013	200	200	31,798	(1,031)	30,967

The accompanying notes are an integral part of the financial statements.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

1. NATURE OF OPERATIONS

Basis of Presentation

The financial statements  of Tech 9 Inc. (the “Company” or “Tech 9”) were prepared in accordance with generally accepted accounting principles of United States of America (“US GAAP”)

Nature of Operations

The Company was incorporated on January 11, 2013 in Ontario, Canada under the Business Corporation Act. These financial statements are prepared from Inception (January 11, 2013) to May 31, 2013. As such, there are no comparative numbers. The Company is engaged in the business of digital signage network, implementation, services and solutions. The Company’s sales and services include hardware and software sales, project management, installation, implementation and monitoring services.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. This contemplates that assets will be realized and liabilities and commitments satisfied in the normal course of business.

As reflected in the accompanying financial statements, the Company was incorporated on January 11, 2013 and has a limited operating history. The Company has working capital of $36,941 and retained earnings of $31,798 as at May 31, 2013. The Company has cash in hand of $12,873 as at May 31, 2013 and has used cash in operations of $400 during the period from Inception (January 11, 2013) to May 31, 2013.

The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through private placements and public offering of its capital stock. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Although there are no assurances that management's plans will be realized, management believes that the Company will be able to continue operations in the future. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2. SIGNIFICANT ACCOUNTING POLICIES

As precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period involves the use of estimates which have been made using significant judgment.

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions of future events that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, such as accrued liabilities and recovery value of equipment, and the reported amounts of revenues and expenses for the reporting period. Actual results may differ from those reported.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES - (Cont’d)

Foreign Currency Translation

The Company’s functional currency is the Canadian Dollar and its presentation currency is the United States (“U.S.”) Dollar. The Company uses the “Current rate method” to translate its financial statements from Canadian Dollar into U.S. Dollars. The assets and liabilities of the Company, except for the capital, are translated into U.S. Dollars using the rate of exchange prevailing at the balance sheet date. The capital is translated at the historical rate. Adjustments resulting from the translation of the balance sheet of the company into U.S. Dollars are recorded in stockholders' equity as part of other comprehensive income. The statement of operations is translated at average rates during the reporting period. Gains or losses resulting from transactions in currencies other than the functional currencies are reflected in the statement of operations for the reporting periods.

Equipment

Equipment is recorded at cost and is stated net of accumulated depreciation. Gains or losses on disposals are reflected as gain or loss in the year of disposal. The costs of improvements that extend the life of equipment are capitalized. These capitalized costs may include structural improvements, equipment, and fixtures. All ordinary repair and maintenance costs are expensed as incurred.

Equipment are recorded at cost less accumulated depreciation. Depreciation is provided using the following annual rate and method.

Truck   30%   declining balance method

Additions during the year are amortized on half year rule.

Revenue Recognition

The Company’s revenue recognition policy is consistent with the requirements of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 605, Revenue Recognition (ASC 605). In general, the Company records revenue when it is realized, or realizable and earned. The Company considers revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists, the products have been delivered and /or installed or services have been performed; the sales price is fixed or determinable within the contract; and collectability is reasonably assured. For product sales, the Company determines that the earnings process is complete when title, risk of loss and the right to use equipment has transferred to the customer. Where the Company is contractually responsible for installation, revenue recognition occurs upon completion of the installation of equipment at a job site. Where the Company is not contractually responsible for installation, revenue recognition of these items is upon shipment or delivery to a customer location depending on the terms in the contract.

The application of ASC 605 to the Company's customer contracts requires judgment, including the determination of whether an arrangement includes multiple deliverables such as hardware, maintenance and/or other services. For contracts that contain multiple deliverables, total arrangement consideration is allocated at the inception of the arrangement to each deliverable based on the relative selling price method. The relative selling price method is based on a hierarchy consisting of vendor specific objective evidence (VSOE) (price when sold on a stand-alone basis), if available, or third-party evidence (TPE), if VSOE is not available, or estimated selling price (ESP) if neither VSOE nor TPE is available.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES - (Cont’d)

Comprehensive income

The Company has chosen to report comprehensive income in the statements of changes in stockholders’ equity. Comprehensive income comprised net income and all changes to stockholders' equity except those due to investments by owners and distributions to owners.

Income Taxes

The Company recognizes a liability or asset for deferred tax consequences of all temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years when the reported amounts of the assets and liabilities are recovered or settled. These deferred tax assets or liabilities are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred tax assets are reviewed periodically for recoverability, and valuation allowances are provided when it is more likely than not that some or all of the deferred tax assets may not be realized. As of May 31, 2013, the Company does not have any deferred income taxes.

Impairment and Disposal of Long-Lived Assets

The carrying values of long-lived assets are reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted future cash flows associated with the asset or group of assets is less than their carrying value. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value.

Financial Instruments

The Company’s financial instruments consist of account receivables, accounts payable and accrued liabilities and amounts due to related party. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, or credit risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values due to the relatively short period to maturity for these instruments. The Company’s financial assets and liabilities are generally classified and measured as follows;

Assets/Liabilities	Classification	Measurement
Accounts Receivable	Loans and receivables	Amortized cost
Accounts payable and accrued liabilities	Other liabilities	Amortized cost
Due to related party	Other liabilities	Amortized cost

The hierarchy that prioritizes the inputs to valuation techniques used to measure fair value is divided into three levels:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or inputs, other than quoted prices in active markets, that are observable either directly or indirectly.

Level 3 - Unobservable inputs for which there is little or no market data.

9

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES - (Cont’d)

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share of both basic and diluted earnings (loss) per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Recently Adopted Accounting Standards

In May 2011, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU 2011-04”). ASU 2011-04 amended Accounting Standards Codification 820, Fair Value Measurements and Disclosures, to converge the fair value measurement guidance in U.S. GAAP and International Financial Reporting Standards (IFRSs). ASU 2011-04 changes the wording used to describe many requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. Disclosure requirements have been expanded to include additional information about transfers between level 1 and level 2 of the fair value hierarchy and level 3 measurements regarding the sensitivity of fair value to changes in unobservable inputs and any interrelationships between those inputs. Additionally, ASU 2011-04 clarifies the FASB’s intent about the application of existing fair value measurements including: (a) the application of the highest and best use valuation premise concepts; (b) measuring the fair value of an instrument classified in a reporting entity's stockholders' equity; and (c) quantitative information required for fair value measurements categorized within level 3. The Company adopted this standard during the period ended May 31, 2013. The adoption of this standard did not have a significant impact on these financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”), which eliminates the option to present components of other comprehensive income (OCI) as part of the statement of changes in stockholders’ equity. The amendments in this standard require that all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. Subsequently, in December 2011, the FASB issued ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income (“ASU 2011-12”), which indefinitely defers the requirement in ASU 2011-05 to present on the face of the financial statements reclassification adjustments for items that are reclassified from OCI to net income in the statement(s) where the components of net income and the components of OCI are presented. The Company adopted this standard during the period ended May 31, 2013. The adoption of this standard did not have a significant impact on these financial statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350)-Testing Indefinite-Lived Intangible Assets for Impairment (“ASU 2012-02”), to establish an optional two-step analysis for impairment testing of indefinite-lived intangibles other than goodwill. The standard is effective for financial statements of periods beginning after September 15, 2012, with early adoption permitted. The adoption of this standard did not have a significant impact on our financial position or results of operations.

In February 2013, the FASB issued ASU 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, which requires entities to disclose additional information for items reclassified out of accumulated other comprehensive income (“AOCI”). For items reclassified out of AOCI and into net income in their entirety, entities are required to disclose the effect of the reclassification on each affected line item of net income. For AOCI reclassification items that are not reclassified in their entirety into net income, a cross reference to other required U.S. GAAP disclosures is required. This information may be provided either in the notes or parenthetically on the face of the statement that reports net income, provided that all the information is disclosed in a single location. However, an entity is prohibited from providing this information parenthetically on the face of the statement that reports net income, if it has items that are not reclassified in their entirety into net income. The guidance is effective for annual and interim reporting periods beginning after December 15, 2012. The adoption of this standard did not have a material impact on the financial statements of the Company.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

2.  SIGNIFICANT ACCOUNTING POLICIES - (Cont’d)

Recently Issued Accounting Standards

In August 2012, the FASB issued ASU 2012-03, Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update) in (“ASU 2012-03”). This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a significant impact on our financial position or results of operations.

In October 2012, the FASB issued ASU 2012-04, Technical Corrections and Improvements in (“ASU 2012-04”). The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a significant impact on our financial position or results of operations.

In July 2013, the FASB amended its guidance related to the presentation of unrecognized tax benefits. The standard provides that an unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This guidance is effective for annual reporting periods beginning on or after December 15, 2013, and interim periods within those annual periods. The guidance is to be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. The Company is currently assessing the impacts of this guidance.

In February 2013, the FASB issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. This ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is currently assessing the impact of this guidance.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013. The Company is currently assessing the impact of this guidance.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

3.  EQUIPMENT

	May 31, 2013
		Accumulated
	Cost	Depreciation	Net
	$	$	$
Truck	44,129	7,114	37,015

	44,129	7,114	37,015

Depreciation expense for the year amounted to be $7,114

Equipment is translated into U.S. Dollars using the rate of exchange prevailing at the balance sheet date.

4.  RELATED PARTY TRANSACTIONS

i) As of May 31, 2013, the Company has loans payable to related parties for $15,798. Loan for $14,737 is from a company owned by a director and shareholder and is unsecured, free of interest and due on demand. The balance loan of $1,061 is due to a director and shareholder and is unsecured, free of interest and due on demand.

ii) During the year, the Company expensed management fees for $23,691 (CAD $24,000) to two directors of the Company of which $11,845 was owed as of May 31, 2013 and included in accounts payable and accrued liabilities.

The transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties under common control.

5.  CAPITAL STOCK

Authorized:

Common Stock: An unlimited number of common shares, without nominal or par value

Issued and outstanding:

Common Stock: 200 common shares

On January 11, 2013, the Company issued 100 common shares for $100.

On March 31, 2013, the Company issued 100 common shares for $100.

6.  SEGMENT INFORMATION

As at May 31, 2013 the Company operated in two reportable segments by revenues comprised of services and product solutions as reflected in the Statement of Operations and Comprehensive Income. All assets of the business are located in Canada.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

7.  CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to maintain its daily operations. The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain the future development of the business.

The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to procure materials and pay for administrative costs, the Company will generate sales, spend its existing working capital on need basis and raise additional unsecured loan amounts as needed.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the foregoing paragraph and the relative size of the Company, is reasonable.

8.  INCOME TAXES

The Company was incorporated on January 11, 2013 and closed its first reporting period on May 31, 2013.

Corporate income tax rate	15.5%
Net Income before taxes	$37,631
Permanent differences	-
Temporary differences	-
Income tax provision	$5,833

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS AND RISK FACTORS

The fair value of a financial instrument is the estimated amount that the Company would receive or pay to settle the financial assets and financial liabilities as at the balance sheet date. The book value of accounts receivable, accounts payable and accrued liabilities, and due to related party approximate fair values at the balance sheet dates.

All financial instruments except for cash are classified as level 3. Cash is classified as level 1.

	May 31, 2013

Assets/Liabilities	Carrying Value	Fair Value
Cash	$12,873	$12,873
Accounts Receivable	$185,041	$185,041
Accounts payable and accrued liabilities	$139,896	$139,896
Income tax payable	$5,833	$5,833
Due to related parties	$15,798	$15,798

Interest rate risk

The Company’s exposure to interest rate fluctuations is not significant.

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of amounts receivable. The Company is not exposed to material losses on its accounts receivable and future revenues.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS AND RISK FACTORS (Cont’d)

Liquidity risk

The Company’s exposure to liquidity risk is dependent on the collection of amounts receivable and the ability to raise funds to meet purchase commitments and to sustain operations. The company controls its liquidity risk by managing working capital and cash flows.

Foreign currency risk

The Company is exposed to foreign currency risk as substantially all of the Company’s cash is denominated in Canadian Dollars being the Company’s functional currency. This risk is partially mitigated by the fact that all costs associated with running of the Company are incurred in Canadian Dollars.

10.  OBLIGATION UNDER CAPITAL LEASE

The following is a summary of future minimum lease payments under the capital lease, together with the balance of the obligation under the lease:

Years ending May,	CAD	US

2014	$10,220	$9,857
2015	$10,220	$9,857
2016	$10,220	$9,857
2017	$10,220	$9,857
2018	$10,220	$9,857
Thereafter	$9,433	$9,099
Total minimum lease payments	$60,533	$58,384
Less: Deferred Interest	$8,169	$7,879
	$52,364	$50,505
Current Portion	$7,792	$7,516
Long-Term Portion	$44,572	$42,989

11.  ECONOMIC DEPENDENCE

The Company’s revenue from its customer Admerge Media represented approximately 76% of its total revenue and 73% of its accounts receivable.

12.  DEFERRED COSTS

Deferred costs include sales taxes for $5,860 relating to purchase of vehicle which will be amortized on payment of capital lease obligation. The balance of $2,210 relates to vehicle maintenance contract which will be amortized over a period of 6 years.

TECH 9 INC.

NOTES TO FINANCIAL STATEMENTS

MAY 31, 2013

(Amounts expressed in U.S. Dollars)

13.  COMMITMENTS AND CONTINGENCIES

Effective May 1, 2013, the Company executed agreements with its two directors to pay each director annual compensation as follows:

CAD$144,000 in the first year along with bonus at the rate of 1.5% of net sales and 100 common shares in the Company;

CAD $188,000 in the second year along with bonus at the rate of 1.5% of net sales;

CAD $225,000 in the third year along with bonus at the rate of 1.5% of net sales;

CAD $275,000 in the fourth year along with bonus at the rate of 1.5% of net sales;

CAD $315,000 in the fifth year along with bonus at the rate of 1.5% of net sales

The agreements provide for compensatory damages for early termination without cause.

14.  SUBSEQUENT EVENTS

i)

Effective June 1, 2013, the Company leased an office premises in Toronto, Canada on a monthly rent of CAD $2,500 for a lease term of 3 years. The lease rent is payable to a partnership firm in which one of its Company’s officers is a partner.

ii)

On June 7, 2013, the Company signed a letter of intent with Brookfield Resources Inc., (“BFLD”) a Nevada Corporation. The agreement will allow BFLD to acquire 100% of the issued and outstanding shares of Tech 9 Inc. by way of a reverse merger. The letter of intent can be terminated by a mutual written consent.

iii)

On July 24, 2013, the Company obtained a term loan for an amount of CAD $18,800. The term loan bears interest at prime plus 3.5% per annum and is repayable in 59 monthly installments of CAD $368 including interest and principal.